                                                                      EXHIBIT 11


                                TALX CORPORATION
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                                   (unaudited)


                                                                      Three Months Ended Sept. 30,    Six Months Ended Sept. 30,
                                                                      ----------------------------    ---------------------------
                                                                           2000          2001            2000           2001
                                                                      ------------   -------------    ------------   ------------
Basic Earnings (Loss) Per Share:

Actual shares outstanding - beginning of period ....................      5,635,096      9,475,998       5,616,448      9,404,439
Weighted average number of common shares issued (1) (2) ............      4,591,379      3,116,059       4,591,532      2,078,667
                                                                       ------------   ------------    ------------   ------------
Weighted average number of common shares outstanding - end of period     10,226,475     12,592,057      10,207,980     11,483,106
                                                                       ============   ============    ============   ============

Net earnings (loss):
    Continuing operations ..........................................   $  1,212,000   $   (422,000)   $  1,953,000   $    727,000
    Gain on disposal of discontinued operations ....................         36,000           --            36,000           --
                                                                       ------------   ------------    ------------   ------------
       Net earnings (loss) .........................................   $  1,248,000   $   (422,000)   $  1,989,000   $    727,000
                                                                       ============   ============    ============   ============

Basic earnings (loss) per common share:

    Continuing operations ..........................................   $       0.12   $      (0.03)   $       0.19   $       0.06
    Gain on disposal of discontinued operations ....................           --             --              --             --
                                                                       ------------   ------------    ------------   ------------
       Net earnings (loss) .........................................   $       0.12   $      (0.03)   $       0.19   $       0.06
                                                                       ============   ============    ============   ============



Diluted Earnings (Loss) Per Share: (3)

Actual shares outstanding - beginning of period ....................      5,635,096      9,475,998       5,616,448      9,404,439
Weighted average number of common shares issued (1) (2) ............      4,813,002      3,116,059       4,830,756      2,564,957
                                                                       ------------   ------------    ------------   ------------
Weighted average number of common shares outstanding - end of period     10,448,098     12,592,057      10,447,204     11,969,396
                                                                       ============   ============    ============   ============

Net earnings (loss):
    Continuing operations ..........................................   $  1,212,000   $   (422,000)   $  1,953,000   $    727,000
    Gain on disposal of discontinued operations ....................         36,000           --            36,000           --
                                                                       ------------   ------------    ------------   ------------
       Net earnings (loss) .........................................   $  1,248,000   $   (422,000)   $  1,989,000   $    727,000
                                                                       ============   ============    ============   ============

Diluted earnings (loss) per common share:

    Continuing operations ..........................................   $       0.12   $      (0.03)   $       0.19   $       0.06
    Gain on disposal of discontinued operations ....................           --             --              --             --
                                                                       ------------   ------------    ------------   ------------
       Net earnings (loss) .........................................   $       0.12   $      (0.03)   $       0.19   $       0.06
                                                                       ============   ============    ============   ============








(1) Basic and diluted earnings (loss) per share has been computed using the number of shares of common stock and common stock options and warrants outstanding. The weighted average number of shares is based on common stock outstanding for basic earnings (loss) per share and common stock outstanding and common stock options and warrants for diluted earnings
      (loss) per share in periods when such common stock options and warrants are not antidilutive.

(2) Includes the effect of a 10% stock dividend declared September 6, 2001 payable October 18, 2001 to shareholders of record on September 20, 2001.

(3) During the three month period ended September 30, 2001, the assumed exercises of common stock options and warrants outstanding were excluded from the computation of diluted earnings (loss) per share because to do so would have been antidilutive. At September 30, 2001, common stock options and warrants were outstanding resulting in potential issuance of 428,144 shares.